EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190

                                October 14, 1999

Helmstar Group, Inc.
2 World Trade Center, Suite 2112
New York, New York 10048

                     Re: Registration Statement on Form S-8
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Dear Sirs:

         We  have  acted  as  counsel  to  Helmstar  Group,   Inc.,  a  Delaware
corporation   (the   "Company"),   in  connection  with  the  preparation  of  a
registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock, par value $.10 per share (the "Shares"), issuable upon exercise of options granted under the Company's 1990 Incentive Compensation Plan and to be granted under the Company's 1999 Stock Option Plan (collectively, the "Plans").

         In this regard, we have reviewed the Restated Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Plans, the form of Option Agreements granted thereunder (the "Option Agreements"), and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of the options granted and to be granted under the Plans have been duly and validly authorized for issuance and when issued and delivered as contemplated by such Plans and the Option Agreements will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                  Very truly yours,

                                  /s/ Morse, Zelnick, Rose & Lander, LLP
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                                  Morse, Zelnick, Rose & Lander, LLP